UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2024

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5224	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 Par Value per Share	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, the Board of Directors (“Board”) of Unicoin Inc., (the “Company”) appointed Robert Newman to serve as a Director on the Board of Directors effective November 26, 2024 and continuing until his replacement by the board of directors or shareholders, or his resignation or removal, if earlier.

Mr. Newman, age 61, is the owner of Glass Systems, Inc., a company he founded in 2000, where he has served as President since 2000. Mr. Newman attended William Paterson University from 1982 through 1985 (no degree earned). Mr. Newman's qualifications to serve on the Board include his 25 years of success as an entrepreneur, as well as his experience in growing a small business, and his unwavering support for the Company and its mission as a shareholder and investor in unicoins.

There are no arrangements or understandings between Mr. Newman and any other persons pursuant to which he was selected as director. There are no family relationships between Mr. Newman and any director or executive officer of the Company, and there are no transactions between Mr. Newman and the Company that would be reportable under item 404(a) of Regulation S-K.

Pursuant to the Company’s non-executive director compensation plan, Mr. Newman will receive 100,000 Unicoin Rights or Unicoins per month for his service on the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: December 3, 2024

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